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EXHIBIT 10.5(i)

                                    AMENDMENT
                                       TO
                              EMPLOYMENT AGREEMENT

     THIS AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made May 13, 2002 by and between Valassis Communications, Inc. (the "Corporation") and Richard P. Herpich (the "Executive").

     1. Section 3(b) of the Employment Agreement shall be amended to read in its entirety as follows:

         "(b) Semi-Annual Cash Bonus. Commencing on January 1, 2003, with respect to each six-month period ending on June 30 and December 31 thereafter, the Executive shall be paid by the Corporation a semi-annual cash bonus of up to 50% of the Annual Base Salary on the following basis:
     (i) 25% in accordance with the targets set by the Board and the Compensation/ Stock Option Committee of the Corporation (the "Committee"); and (ii) 25% in accordance with performance targets set by the President and Chief Executive Officer of the Corporation. Each such semi-annual bonus (the "Semi-Annual Cash Bonus") shall be paid promptly after the end of the applicable six-month period when the Committee (in the case of 3(b)(i) herein) and the President and Chief Executive Officer of the Corporation (in the case of 3(b)(ii) herein) has determined that applicable targets have been met but in no event later than 60 days after each June 30 and December 31. Such performance targets set by the President and Chief Executive Officer of the Corporation shall be set forth on an Exhibit A hereto. Such performance targets will contain an opportunity for the Executive to reach targets of 115%, provided, however, that the Executive's total Semi-Annual Cash Bonus payments cannot exceed 50% of the Annual Base Salary (or exceed 100% of the Annual Base Salary for the applicable year). The Executive shall also be entitled to participate in any programs of the Corporation enabling employees to apply all or part of any bonus to the purchase of the Corporation's stock and receive matching grants."

     2. All other terms of the Employment Agreement shall remain in full force and effect.

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     3.  This instrument, together with the Employment Agreement, contains the entire agreement of the parties with respect to the subject matter hereof.

     IN WITNESS WHEREOF, the Executive and the Corporation have caused this Agreement to be executed as of the day and year first above written.

     /s/ Valassis Communications, Inc.
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                                   /s/ Valassis Sales & Marketing Services, Inc.
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                                   /s/ Richard P. Herpich
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